CUSIP No.	719358301	Page	11	of	11	Pages
EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13G with respect to the shares of common stock, $.01 par value per share, of PhotoMedex, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. Additionally, the undersigned acknowledge and agree to the inclusion of this Agreement as an Exhibit to this Schedule 13G. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent it knows or has reason to believe that such information is inaccurate.

April 7, 2011	Clutterbuck Funds LLC, a Delaware limited liability company
Date
	By:	/s/ Robert T. Clutterbuck
Name: Robert T. Clutterbuck
Title: Managing Partner

CF Special Situation Fund I, LP, a Delaware limited partnership

By: Clutterbuck Funds LLC, its General Partner

	By:	/s/ Robert T. Clutterbuck
Name: Robert T. Clutterbuck
Title: Managing Partner

CF Special Situation Fund II, LP, a Delaware limited partnership

By: Clutterbuck Funds LLC, its General Partner

	By:	/s/ Robert T. Clutterbuck
Name: Robert T. Clutterbuck
Title: Managing Partner

Clutterbuck Capital Management LLC, a Delaware limited liability company

	By:	/s/ Robert T. Clutterbuck
Name: Robert T. Clutterbuck
Title: Managing Partner

/s/ Robert T. Clutterbuck

Robert T. Clutterbuck